Diageo Capital plc $1,000,000,000 Diageo Notes	Filed under Rule 424 (b)(2), Registration Statement No 333-14100
Pricing Supplement No. 19 dated November 27, 2002
(To prospectus dated November 30, 2001, and prospectus supplement dated March 22, 2002)

Cusip	Aggregate	Price to	Purchasing	Net Proceeds	Interest Rate	Interest Payment	Stated Maturity	Survivor's
Number	Principal Amount	Public(1)	Agent's Discount(1)	to Issuer	Per Annum	Dates	Date	Option

25243FAX8	$5,000,000	100	1.300%	$4,935,000	4.80%	Each June 15 and December 15	December 3, 2012	YES

Redemption Information: Redeemable at the option of Diageo Capital on June 15, 2004 and each Interest Payment Date thereafter, at a redemption price equal to 100%.

	Trade Date: 27 November 2002	Merrill Lynch & Co.
8 Henrietta Place	Issue Date: 3 December 2002	Purchasing Agent
London, W1G 0NB	Original Issue Discount: No Minimum Denominations/Increments: $1,000/$1,000 All trades settle without accrued interest and clear SDFS: DTC Book-Entry only DTC Participant Number: 5132	Acting as Principal

In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as more fully described in the accompanying prospectus and prospectus supplement, we may redeem the notes prior to their stated maturity date.

(1) Expressed as a percentage of the aggregate principal amount.